Exhibit 99.1

Cadence Financial Corporation Agrees to Be Acquired by Community Bancorp LLC

Terminates Merger Agreement with Trustmark

STARKVILLE, Miss.--(BUSINESS WIRE)--October 6, 2010--Cadence Financial Corporation (NASDAQ: CADE), the parent company of Cadence Bank, N.A., a bank holding company whose principal subsidiary is Cadence Bank, N.A., today announced that it has agreed to be acquired by Community Bancorp LLC (“CBC”), a Delaware limited liability company formed to invest in community banks. CBC has agreed to acquire Cadence through the merger of a newly formed subsidiary of CBC with and into Cadence, with Cadence as the surviving corporation. Cadence also announced that it has terminated its previously announced agreement with Trustmark Corporation (NASDAQ: TRMK).

Under the agreement, Cadence shareholders will receive $2.50 in cash per Cadence common share. CBC has offered to purchase the $44.0 million of Cadence preferred stock and the associated warrant issued to the U.S. Department of the Treasury ("Treasury") under the Capital Purchase Program ("CPP") for $38 million in cash. Treasury has indicated its willingness to agree to sell its Cadence preferred stock and warrant for such cash consideration subject to the entry into definitive documentation acceptable to Treasury in its sole discretion.

“I am pleased to announce this transaction with CBC will deliver more value to our shareholders,” said Lewis F. Mallory Jr., Chairman and Chief Executive Officer of Cadence. “The cash price per share represents a premium to our current trading price and represents a higher, more certain price than what had been previously offered. We are excited about the opportunity to join with CBC to continue our operations under the Cadence Bank name and the Cadence charter while continuing to serve our communities with our existing employee team.”

“We are delighted to have reached agreement on our transaction with Cadence,” said Paul B. Murphy, Jr., Chief Executive Officer and President of CBC. “Cadence has a talented management team, highly-dedicated employees and a loyal customer base. We believe we can support Cadence with expanded access to capital to fund Cadence’s future growth including loans to local businesses and individuals. We are also excited about the potential of expanding Cadence’s involvement in existing communities and developing new markets. As CBC fully deploys the capital we have raised, we expect to use the Cadence platform as the backbone for our operations as we grow regionally using the Cadence name, providing for future employment and economic growth in the region. We believe this transaction is a win-win situation for Cadence’s shareholders, employees and customers, as well as the members of its local communities.”

The consummation of the transaction is subject to satisfaction or waiver of customary closing conditions. The transaction is expected to close by the first quarter of 2011.

Goldman Sachs served as financial advisor and Wachtell, Lipton, Rosen & Katz served as legal advisor to CBC. Keefe, Bruyette & Woods served as financial advisor and Jackson Walker L.L.P. served as legal advisor to Cadence.

About Cadence Financial Corporation

Cadence Financial Corporation is a $1.9 billion bank holding company providing full financial services, including banking, trust services, mortgage services and investment products in Mississippi, Tennessee, Alabama, Florida and Georgia. Cadence’s stock is listed on the NASDAQ Global Select Market under the symbol CADE.

About Community Bancorp LLC

Community Bancorp LLC is a bank holding company, headquartered in Houston, Texas. CBC has raised equity capital commitments in excess of $900 million for the purpose of making investments in the U.S. banking sector, with a particular focus on community banks that are well positioned to benefit from the equity capital and industry expertise CBC can provide.

CBC is led by:

Paul B. Murphy, Jr., Chief Executive Officer and President. Mr. Murphy was Chief Executive Officer and President of Amegy Bank of Texas, an $11 billion bank headquartered in Houston, Texas, until joining CBC. Mr. Murphy is a director of the Mississippi State University Foundation, Federal Reserve Bank of Dallas, Houston branch and Hines Real Estate Investment Trust.

William B. Harrison, Jr., Chairman. Mr. Harrison is the former Chairman and Chief Executive Officer of JPMorgan Chase where he retired as Chairman at year-end 2006. Previously he had held the position of Chief Executive Officer of Chase Manhattan Corporation from June 1, 1999 and presided over the mergers with J.P. Morgan in 2000 and Bank One in 2004. Mr. Harrison is a director of Merck & Co. and Cousins Properties.

Not an Offer:

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any state or jurisdiction.

Additional Information and Where to Find It:

This document may be deemed solicitation material in respect of the proposed transaction between CBC and Cadence.

In connection with the proposed transaction, Cadence intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement to its shareholders. Cadence shareholders are urged to read the proxy statement regarding the proposed transaction when it becomes available because it will contain important information regarding Cadence, CBC, the proposed transaction and related matters. You may obtain copies of all documents regarding this proposed transaction and other documents filed by Cadence with the SEC, free of charge, at the SEC’s website (www.sec.gov) or by sending a request to Cadence Financial Corporation, 301 East Main Street, Starkville, Mississippi 39760, or by calling Cadence at 662-323-1341.

Cadence and its directors and officers may be deemed to be participants in the solicitation of proxies from the shareholders of Cadence in respect of the proposed transaction. Information regarding the officers and directors of Cadence is available in Cadence’s definitive proxy statement filed with the SEC on April 16, 2010. Additional information regarding the interests of such potential participants will also be included in the definitive proxy statement for the proposed transaction and the other relevant documents filed with the SEC.

Forward-Looking Statements:

This press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Our actual results could differ materially from those anticipated in such forward-looking statements, including as a result of factors outside CBC’s or Cadence’s control, such as economic and other conditions in the markets in which CBC and Cadence operate; inability to complete the transaction announced today; managements’ ability to effectively execute their respective business plans, including any changes in management or employees; regulatory enforcement actions to which Cadence is currently and may in the future be subject; changes in capital classification; changes in the economy affecting real estate values; inability to attract and retain deposits; changes in the level of non-performing assets and charge-offs; changes in the financial performance and/or condition of borrowers; inflation, interest rate, cost of funds, securities market and monetary fluctuations; changes in laws and regulations; and competition. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

CONTACT:

Cadence
Richard T. Haston, 662-324-4258
or
For Community Bancorp:
Kekst and Company
Ruth Pachman, 212-521-4891